UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023 (April 6, 2023)

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3104 E Camelback Rd #2137 Phoenix, AZ	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 682-7464

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 6, 2023, certain stockholders (the “Majority Stockholders”) of Singlepoint Inc., Inc. (the “Company”), took action by written consent (“Written Consent”). As of such date, the Majority Stockholders held the voting rights of 2,337,136,226, or approximately 56.7%, of the Company’s issued and outstanding common stock (“Common Stock”) on a fully diluted basis. The Written Consent provided (i) that the Company is authorized to spin off four of its subsidiaries: Box Pure Air, LLC, ShieldSaver, LLC, EnergyWyze LLC and Discount Indoor Garden Supply, Inc., within one year from the date of the Written Consent (the exact form, and record date, of the Spinoff is to be determined by the President or Chief Executive Officer of the Company); and (2) Company is authorized, within one year of the date of the Written Consent, to amend the Amended and Restated Articles of Incorporation of the Company in order to effect a reverse split of the Company’s Common Stock at a ratio of up to 1 for 750, with the exact ratio to be determined by the Chief Executive Officer of the Company. The Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock shall be adjusted pursuant to the terms of the respective Certificates of Designation for each Class of Preferred Stock of the Company. Pursuant to rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, a Schedule 14C Information Statement (“Information Statement”) will be sent or given to the shareholders of the Company prior to effecting the foregoing actions.

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SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: June 9, 2023	By:	/s/ William Ralston
William Ralston
Chief Executive Officer

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